EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Michael F. Petrie, Chief Executive Officer, and Sean A. Sievers, Principal Financial Officer, of Merchants Bancorp (the “Registrant”), each hereby certify, in their capacity as an officer of the Registrant that he has reviewed the quarterly report of the Registrant on Form 10-Q for the quarter ended March 31, 2025 (the “Report”), and that to the best of his knowledge:

(1)    The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

May 9, 2025	/s/ Michael F. Petrie
Date	Michael F. Petrie
Chief Executive Officer

May 9, 2025	/s/Sean A. Sievers
Date	Sean A. Sievers
Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the SEC or its staff upon request.